UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 28, 2012

Landmark Apartment Trust of America, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-52612	20-3975609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4901 Dickens Road, Suite 101 Richmond, Virginia		23230
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (804) 237-1335

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Landmark Apartment Trust of America, Inc. (the “Company”) hereby amends the Current Report on Form 8-K filed on September 4, 2012 (the “September 4, 2012 Form 8-K”) to provide information relating to the acquisition of four of the remaining multifamily apartment communities as described in such Current Report.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Background

As previously reported in our Current Report on Form 8-K filed on August 8, 2012, the Company and Landmark Apartment Trust of America Holdings, LP, the Company’s operating partnership (the “Operating Partnership” and, together with the Company, the “LATA Parties”), entered into a master contribution and recapitalization agreement and a series of separate interest contribution agreements to acquire a total of 21 multifamily apartment communities and one parcel of submerged land (the “Contributed Properties”), containing an aggregate of 6,079 units, in exchange for aggregate consideration valued at approximately $480.9 million (subject to customary prorations), including (i) approximately $185.2 million (subject to adjustment based on prorations and principal amortization) generally comprised of common units of limited partnership interest in the Operating Partnership (“Common Units”) valued at $8.15 per unit; (ii) approximately $14.0 million in cash; and (iii) the assumption by the LATA Parties of approximately $281.7 million of in-place mortgage indebtedness encumbering the Contributed Properties (based on principal amounts outstanding as of June 30, 2012).

Also as previously reported in the September 4, 2012 Form 8-K, in the Current Report on Form 8-K/A filed on September 20, 2012, the Current Report on Form 8-K/A filed on October 5, 2012 and the Current Report on Form 8-K/A filed on October 16, 2012, the LATA Parties completed the acquisitions of eight of the Contributed Properties, consisting of seven multifamily apartment communities and the parcel of submerged land, between August 28, 2012 and October 4, 2012.

Completed Acquisitions

Landmark at Magnolia Glen

On October 19, 2012, the Company, through its Operating Partnership and pursuant to an Interest Contribution Agreement by and among the LATA Parties, Elco Landmark Residential Management, LLC (“ELRM”), Elco Landmark at Birmingham Management, LLC and Legacy Galleria LLC, acquired 100% of the membership interests in Landmark Grand at Galleria, LLC, a Delaware limited liability company, which owns as its sole asset one of the Contributed Properties (the “Landmark at Magnolia Glen Property”), in exchange for consideration valued at approximately $71,500,000 (subject to prorations and adjustments), including 4,260,358 Common Units valued at $8.15 per unit representing aggregate consideration of approximately $34,721,918, the assumption of $35,560,000 of mortgage indebtedness, $1,000,000 in cash payments and the issuance of an unsecured promissory note from the Operating Partnership to one of the contributors in the amount of $500,000. The Landmark at Magnolia Glen Property is an apartment community located in Hoover, Alabama, comprised of approximately 1,204,792 rentable square feet and containing 1,080 units. As of October 19, 2012, the Landmark at Magnolia Glen Property was 91% occupied.

The $35,560,000 of mortgage indebtedness assumed in connection with the acquisition of the Landmark at Magnolia Glen Property is a fixed rate loan issued by Freddie Mac and serviced by Grandbridge Real Estate Capital LLC. The loan matures on March 1, 2018 and has an interest rate equal to 5.40% per annum.

Landmark at Arlington Holdings

On October 22, 2012, the Company, through its Operating Partnership and pursuant to an Interest Contribution Agreement by and among the LATA Parties, ELRM, Legacy Arlington, LLC, and Elco Landmark Arlington Management, LLC, acquired 100% of the membership interests in Landmark at Arlington Holdings, LLC, a Delaware limited liability company, which is the sole limited partner and, through wholly-owned subsidiaries, the sole general partner of three limited partnerships, known as Landmark at Ridgewood Preserve, LP, Landmark at

Heritage Fields, LP and Manchester Park, LP (collectively, the “Arlington Holdings LPs”). Each of the Arlington Holdings LPs owns, as its respective sole asset, one of the Contributed Properties (the “Arlington Holdings Properties”). The Arlington Holdings Properties are being acquired in exchange for aggregate consideration valued at approximately $25,150,000 (subject to prorations and adjustments), including 1,550,826 Common Units valued at $8.15 per unit representing aggregate consideration of approximately $12,639,226 and the assumption of $12,195,312 of existing mortgage indebtedness. The Arlington Holdings Properties consist of three apartment communities located in Arlington, Texas. In the aggregate, the Arlington Holdings Properties consist of approximately 397,824 rentable square feet and contain 550 units. As of October 22, 2012, the Arlington Holdings Properties were 95.1% occupied.

The three existing first mortgage loans with Israel Discount Bank of New York (“IDB”) were modified and increased in connection with the acquisition of the Arlington Holdings LPs. The three loans, as modified and increased, have an aggregate principal balance of $12,442,000 with a floating interest rate which has been effectively fixed, through the use of three interest rate swap agreements with IDB, at 3.72% per annuim. All three loans mature on October 22, 2019.

In evaluating the acquisitions described above and determining the appropriate amount of consideration to be paid, the Company considered a variety of factors, including property condition reports, tenant rent rolls, property location, visibility and access, age of the property, physical condition and curb appeal, review of an independent third-party appraisal, neighboring property uses, local market conditions, including vacancy rates, area demographics, including average household income, neighborhood growth patterns and economic conditions, and the presence of demand generators.

No additional compensation was paid to the Company’s former advisor or any other related party in connection with the acquisitions described above. The Company currently has no plans for any renovations, improvements or development of the properties described above and the Company believes each of the properties is adequately insured.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 2.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Since it is impracticable to provide the required financial statements for the acquired real properties described in Item 2.01 above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Company hereby confirms that the required financial statements will be filed on or before November 12, 2012, which date is within the period allowed to file such an amendment.

(b) Pro Forma Financial Information.

See paragraph (a) above.

(c) Shell Company Transactions

None.

(d) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 25, 2012	Landmark Apartment Trust of America, Inc.

	By:	/s/ B. Mechelle Lafon
	Name:	B. Mechelle Lafon
	Title:	Chief Financial Officer, Treasurer and Secretary

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